Hurricane AMT, LLC and Subsidiary

Consolidated Financial Statements
Years Ended December 31, 2017 and December 25, 2016

Hurricane AMT, LLC and Subsidiary

Consolidated Financial Statements

Years Ended December 31, 2017 and December 25, 2016

Hurricane AMT, LLC and Subsidiary

2

Independent Auditor’s Report

To the Members

Hurricane AMT, LLC and Subsidiary

West Palm Beach, Florida

We have audited the accompanying consolidated financial statements of Hurricane AMT, LLC and Subsidiary (the “Company”), which comprise the consolidated balance sheets as of December 31, 2017 and December 25, 2016 and the related consolidated statements of operations and changes in members’ deficit and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hurricane AMT, LLC and Subsidiary as of December 31, 2017 and December 25, 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matters

The Company’s members have sold their membership interests in conjunction with the Purchase Agreement on July 3, 2018 to FAT Brands Inc. See Note 1.

As described in Note 7, the Company enters into material amounts of related party transactions resulting in related party receivables and payables as well as guarantees. Our opinion is not modified with respect to these matters.

/s/ BDO USA, LLP

Cincinnati, Ohio

September 18, 2018

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Consolidated Financial Statements

4

Hurricane AMT, LLC and Subsidiary

Consolidated Balance Sheets

	December 31, 2017	December 25, 2016

Assets

Current Assets
Cash	$225,981	$217,244
Restricted cash	23,670	-
Franchisee receivables, net of allowance of $93,000 and $192,427 as of December 31, 2017 and December 25, 2016, respectively	254,386	188,424
Other receivables	271,236	254,248
Note receivable - member	-	199,499
Prepaid expenses and other current assets	32,440	7,067
Marketing fund receivable	417,610	429,918
Due from related parties	1,339,871	610,636

Total Current Assets	2,565,194	1,907,036

Property and Equipment, net of accumulated depreciation of $193,280 and $173,053 as of December 31, 2017 and December 25, 2016, respectively	83,177	23,997

Other Assets
Intangible assets, net of accumulated amortization of $1,635,883 and $1,196,037 as of December 31, 2017 and December 25, 2016, respectively	2,665,841	3,063,650
Deposits	21,932	9,682

Total Other Assets	2,687,773	3,073,332

Total Assets	$5,336,144	$5,004,365

Liabilities and Members’ Deficit

Current Liabilities
Current portion of notes payable	$809,711	$760,075
Current portion of related party notes payable	36,096	177,000
Accounts payable and accrued expenses	1,783,235	1,244,896
Due to related parties	1,597,802	763,471
Current portion of deferred Pepsi incentive funds	189,809	-
Current portion of deferred franchise fees	135,750	136,500
Current portion of deferred rent	6,440	8,663

Total Current Liabilities	4,558,843	3,090,605

Long-Term Liabilities
Notes payable, net of current portion and deferred financing costs	1,537,756	1,327,110
Related party notes payable, net of current portion	1,148,976	999,743
Deferred Pepsi incentive funds, net of current portion	253,989	-
Deferred franchise fees, net of current portion	641,556	338,250
Deferred rent, less current portion	67,125	58,654

Total Liabilities	8,208,245	5,814,362

Members’ Deficit	(2,872,101)	(809,997)

Total Liabilities and Members’ Deficit	$5,336,144	$5,004,365

See accompanying notes to consolidated financial statements.

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Hurricane AMT, LLC and Subsidiary

Consolidated Statements of Operations

and Changes in Members’ Deficit

Year ended	December 31, 2017	December 25, 2016

Revenues
Royalties	$3,852,728	$4,426,053
Franchise fees	195,000	335,000
Restaurant revenue	12,462	-
Training fees	48,538	198,491

Total Revenues	4,108,728	4,959,544

Operating Expenses
Royalties paid to area directors	46,773	71,941
Franchise fees paid to area directors	49,250	315,350
Restaurant operating expenses	83,126	-
Cost of training	80,416	217,098
Selling, general, and administrative expenses	5,154,869	4,212,958
Impairment of intangible assets	93,600	-
Depreciation and amortization	475,433	491,551

Total Operating Expenses	5,983,467	5,308,898

Operating Loss	(1,874,739)	(349,354)

Other (Expense) Income
Interest expense	(216,954)	(208,655)
Other income, net	97,821	73,378

Total Other Expense, net	(119,133)	(135,277)

Net Loss	(1,993,872)	(484,631)

Members’ Deficit, beginning of year	(809,997)	(325,366)

Share based awards issued	114,000	-
Reclassification of Note receivable member to Members’ Deficit	(182,232)	-

Members’ Deficit, end of year	$(2,872,101)	$(809,997)

See accompanying notes to consolidated financial statements.

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Hurricane AMT, LLC and Subsidiary

Consolidated Statements of Cash Flows

Year ended	December 31, 2017	December 25, 2016

Operating Activities
Net loss	$(1,993,872)	$(484,631)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	475,433	491,551
Impairment of intangible assets	93,600	-
Deferred rent amortization	6,248	7,859
Bad debt expense	402,092	158,319
Stock-based compensation	114,000	-
(Increase) decrease in:
Franchisee receivables	(313,717)	36,769
Other receivables	158,012	(163,379)
Prepaid expenses and other current assets	1,374	39,621
Marketing fund receivable	12,308	273,892
Deposits	(12,250)	-
Deferred costs	(999)	-
Increase (decrease) in:
Accounts payable and accrued expenses	405,606	(354,055)
Deferred Pepsi incentive funds	268,798	-
Deferred franchise fees	302,556	88,350

Net Cash (Used in) Provided by Operating Activities	(80,811)	94,296

Investing Activities
Acquisition of property and equipment	(79,405)	-
Net advances to related parties	(883,572)	(232,916)
Intangible asset acquired	-	(25,000)

Net Cash Used In Investing Activities	(962,977)	(257,916)

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Hurricane AMT, LLC and Subsidiary

Consolidated Statements of Cash Flows, continued

Year ended	December 31, 2017	December 25, 2016

Financing Activities
(Increase) decrease in restricted cash	(23,670)	34,023
Advances from related parties	834,331	533,379
Proceeds from notes payable from members	526,000	286,000
Issuance of notes payable	679,323	15,000
Repayments on notes payable	(963,459)	(716,332)

Net Cash Provided by Financing Activities	1,052,525	152,070

Net Increase (Decrease) in Cash	8,737	(11,550)

Cash, beginning of year	217,244	228,794

Cash, end of year	$225,981	$217,244

Supplemental Disclosure of Cash Flow Information

Cash paid during the year for interest	$240,531	$232,232

Supplemental Disclosure of Non-Cash Flow Information

Transfer of property and equipment and note payable to a related party	$-	$27,821
Deferred Pepsi incentive funds recorded as receivable	$175,000	$-
Refinance of line of credit with proceeds from a note payable	$-	$298,000
Financing of insurance premiums with issuance of notes payable	$26,747	$25,987
Note receivable reclassified to members’ deficit	$182,232	$-
Intangible asset received via an accrual or notes payable	$150,000	$-

See accompanying notes to consolidated financial statements.

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Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies

Nature of Operations

Hurricane AMT, LLC (the “Company”) franchises restaurants under the name “Hurricane Grill and Wings”, which is a beach-themed casual restaurant that serves fresh chicken wings, prepared in a variety of flavors, as well as a selection of burgers, salads and seafood and “Hurricane Burgers Tacos Wings” (“BTW”), which offers limited menu featuring most popular items from “Hurricane Grill and Wings”. The Company is organized under applicable Florida law as a Limited Liability Company (LLC).

At December 31, 2017 and December 25, 2016, the Company was the franchisor for 57 and 67 restaurants, respectively, located in the states of Florida, Arizona, Indiana, New York, North Carolina, Michigan, Minnesota, Iowa, Colorado, Georgia, Alabama, Maryland, Tennessee, Louisiana, Oklahoma, California and Texas. At December 31, 2017 and December 25, 2016, a related party, Hurricane Wings Management, LLC (HWM), is a franchisee of the Company, operated six and eight restaurants, respectively. Franchised store activity is as follows:

Year ended	December 31, 2017	December 25, 2016

Beginning of year	67	73
Stores opened during the year	3	5
Stores closed during the year	(13)	(11)

Total stores at the end of year	57	67

Hurricane Media, LLC (the “Marketing Fund”), a wholly-owned subsidiary of the Company, was formed in 2011 for the purpose of administering a Marketing Fund on behalf of the Hurricane Grill and Wings and BTW franchise systems.

During 2017, the Company acquired one store from a former franchisee which the Company operated from May 15, 2017 to June 24, 2017 and is currently under renovation (see Note 8).

Purchase of the Company by FAT Brands, Inc.

The Company’s members sold their membership interests in conjunction with the Amended and Restated Membership Interest Purchase Agreement (“Agreement”) as of July 3, 2018 to FAT Brands, Inc. (“FAT”) for a total purchase price of $12,500,000, payable in cash of $8,000,000 and 450 units of preferred stock and warrants valued at $10,000 per unit. Each “unit” consists of 100 shares of Series A-1 Fixed Rate Cumulative Preferred Stock and a 5-year warrant to purchase 125 shares of FAT’s common stock at $8.00 per share.

At closing, the cash delivered to the members was after disbursements were made for all indebtedness (including related-party debt), other corporate liabilities (except for those incurred and payable in the normal course of business), and various option and liquidating payments. The transaction was subject to customary closing conditions, including, among others, (1) compliance with all applicable laws and regulations, (2) the accuracy of all representations and warranties made by the Company, (3) the performance in all material respects by both the Company and FAT of their obligations under the Agreement, and (4) the absence of any material adverse effect (as defined in the Agreement) since the date of the Agreement. The Agreement also provides for a post-closing audit of the Hurricane Media Fund, LLC by an independent third-party. In connection with this audit, any improprieties, errors or shortfalls in excess of $10,000 in the aggregate shall be paid by the sellers to FAT plus the cost of the audit.

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Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements

Principles of Consolidation

The consolidated financial statements include the accounts of Hurricane AMT, LLC and its wholly-owned subsidiary, Hurricane Media, LLC. The consolidated entity is referred to as “the Company.” All significant inter-company balances and transactions have been eliminated.

Basis of Presentation

The accompanying consolidated financial statements have been prepared on an accrual basis in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Reporting Period

The Company’s fiscal year is the 52 or 53 week period ending on the last Sunday of December. The 2017 fiscal year ended on December 31, 2017 (2017) and included 53 weeks. The 2016 fiscal year ended on December 25, 2016 (2016) and included 52 weeks.

Variable Interest Entities

The Company has evaluated its business relationships with franchisees, affiliates and related parties to identify potential variable interest entities and has concluded that consolidation is not required for the years presented.

Franchisee Receivable

Franchise receivables are primarily comprised of amounts due from franchisees. The Company reports accounts receivable at net recoverable value. The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. The expense associated with the allowance for doubtful accounts is recognized as Selling, general, and administrative expense in the Consolidated Statements of Operations and Changes in Members’ Deficit. The Company had an allowance of $93,000 and $192,427 as of December 31, 2017 and December 25, 2016, respectively.

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Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements

Property and Equipment

Furniture, fixtures and equipment, and leasehold improvements are stated at cost and are depreciated using the straight-line method based on the following estimated useful lives:

Years

Furniture, fixtures and equipment	3-7
Leasehold improvements	Lesser of asset life or lease term

Leasehold improvements are amortized over the lesser of the life of the lease, including expected renewal options as determined by management, or the estimated lives of the assets. Routine expenditures for maintenance and repairs are charged to expense as incurred. Expenditures for renewals and betterments, which materially extend the useful lives of assets or increase their productivity, are capitalized. Depreciation expense was $15,225 and $21,440 for 2017 and 2016, respectively.

Long-Lived Assets

The carrying value of long-lived assets, which includes amortizing intangibles and property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset or asset group to estimated undiscounted future cash flows expected to be generated by the asset or asset group. The estimated cash flows include management’s assumptions of cash inflows and outflows directly resulting from the use of the asset or asset group in operations. If the carrying amount of the asset or asset group exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset or asset group exceeds its estimated fair value.

During 2017, the Company determined that impairment of intangible assets related to a certain reacquired development area had occurred (see Note 2), which is included in impairment of intangible assets on the Consolidated Statements of Operations and Changes in Members’ Deficit. During 2016, the Company determined that no impairment of intangible assets had occurred. The intangible assets subject to amortization are amortized on a straight-line basis over the life of each respective agreement, which range from 5 to 20 years.

Intangible Assets Not Subject to Amortization

Intangible assets deemed to have an indefinite life are evaluated for impairment annually or immediately if conditions indicate that such impairment could exist. During 2017, there was no impairment of the Company’s franchise system.

Insurance Reserves

The Company self-insures a significant portion of expected losses under its workers’ compensation insurance programs and self-insures its health insurance plan offered to most employees. The Company purchases workers’ compensation insurance for individual claims that exceed $500,000.

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Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements

The Company’s group health plan is a high-deductible health plan through a health savings account. The Company pays all claims above the participant’s deductible. The Company has a workers’ compensation plan limit of $500,000 and a stop loss policy that reimburses the Company for all claims above $50,000 on a per-participant basis each year. The Company also has a stop loss policy that reimburses the Company if the Company’s aggregate claims for the year exceed 125% of the expected claims for the Company’s plan.

The Company records a liability for all unresolved claims and for an estimate of incurred but not reported claims at its anticipated cost based on estimates provided by a third party administrator. The estimated liability is based on a number of assumptions and factors regarding economic conditions, the frequency and severity of claims and claim development history and settlement practices. Semi-annually, the Company’s assumptions are reviewed, monitored, and adjusted when warranted by changing circumstances. Because of the inherent uncertainties in estimating costs, it is reasonably possible that the Company’s estimates of costs will change in the near term.

Restricted Cash

During 2017 and 2016, restricted cash consisted of $23,670 and $0, respectively, related to the marketing fund which could not be used for general operations.

Deferred Rent

Rent expense on non-cancellable leases containing known future schedule rent increase or free rent periods are recorded on a straight-line basis of the respective lease term. The lease term begins when the Company has the right to control the use of the leased property and includes the initial non-cancelable lease term plus any periods covered by renewal options that the Company considers reasonably assured of exercising. The difference between rent expense and rent paid is accounted for as deferred rent and amortized over the lease term. Rent expense for the period prior to the restaurant opening is reported as pre-opening expenses in the Consolidated Statements of Operations and Changes in Members’ Deficit.

Revenue Recognition

Franchising

The Company generates revenues from franchising through individual franchise agreements and area development agreements. Franchise revenues are recognized in accordance with Accounting Standards Codification (ASC) 952, Franchisors, which requires deferral of initial franchise fees until substantial performance of franchisor obligations is complete. Typically, completion of substantial performance is deemed to be the date of the opening of the new restaurant. Initial franchise fees are deferred until the franchisee begins operations or the franchise agreement is defaulted.

For new franchise restaurant openings, the Company’s current franchise agreement requires the franchisee to pay an initial, non-refundable fee of up to $35,000 upon the signing of the agreement and continuing weekly royalty fees of up to 5.0% of gross sales. The initial term of the franchise agreement is generally twenty years with two ten-year renewal options subject to certain conditions. In some cases, the Company may enter into a multi-unit development agreement (a “Development Agreement”) with a franchisee, which allows a single franchisee to open more than one restaurant in a specified geographical area. Royalty revenue from restaurant sales is recognized as earned by the Company on a daily basis and collected weekly. Both franchisees and related party stores pay royalties. See Note 7 for royalties paid by related party stores.

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Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements

Area development fees are dependent upon the number of restaurants required to be opened in a designated territory, as are the Company’s obligations under each area development agreement. Area development revenue is recognized proportionately as planned restaurants are opened or upon cancellation of the area development agreement by the Company due to a default as outlined in the agreement.

In connection with its franchising operations, the Company has entered into several area director agreements. These agreements, among other provisions, require the Company to pay 50% of the franchise fee received, when a franchise is sold in a territory covered by an area director agreement and up to 2% of certain franchise and other fees collected from the franchisees to the area directors. At December 31, 2017 and December 25, 2016, the Company had deferred costs of $318,000 and $307,750, respectively, related to franchise fees paid to area directors for franchised locations that are under development and have not opened. These deferred costs are included as a reduction of deferred franchise fees on the accompanying Consolidated Balance Sheets. Incremental direct costs are deferred and recognized when the related franchise fees are recognized.

An analysis of deferred franchise fees follows for the years ended:

	December 31, 2017	December 25, 2016

Balance, beginning of year	$782,500	$987,500
Initial franchise fees received	507,806	130,000
Initial franchise fees recognized	(195,000)	(335,000)

Balance, end of year	1,095,306	782,500
Deferred costs	(318,000)	(307,750)

Deferred franchise fees, net	$777,306	$474,750

Training Fees

When a new franchise is sold, the Company agrees to provide certain services to the franchisee including initial training, new restaurant opening assistance, as well as other ongoing support and training. These training fees are recognized when the arrangement exists, services are performed, the price is fixed or determinable and collectability is reasonably assured.

Restaurant Revenue

Revenue from restaurant sales is recognized when food, beer, wine or liquor products are sold and is presented net of customer and employee discounts and comps.

Marketing Fund

An advertising fee of up to 3.0% of gross sales is collected from all franchisees and related parties for general marketing, advertising, and publicity administered by the Marketing Fund on behalf of the Hurricane Grill and Wings and BTW franchise systems. In addition, the Marketing Fund receives funds from various vendors for promoting the use of the vendors’ products by the franchisees and related parties. Weekly contributions to the Marketing Fund by franchisees and related parties are recorded as a liability until the funds are disbursed on advertising expense, as defined in the franchise agreements. The Marketing Fund is reduced as advertising occurs. The Marketing Fund receivable represents fund expenses in excess of fund income from franchisees, related affiliates and vendor related incentives as of December 31, 2017 and December 25, 2016.

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Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements

Management entered into an incentive agreement with a Pepsi during 2017, which provides incentive funds totaling $510,000 which will be recognized as a reduction to the marketing fund receivable as earned over the term of the vendor agreement. For the year ended December 31, 2017, the Company received cash proceeds of $335,000 and recorded a receivable for the remaining $175,000 as of December 31, 2017 which is included in Other receivables on the Consolidated Balance Sheets. The Company has recognized accretion of $66,202 as a reduction of the marketing fund receivable for the year ended December 31, 2017 and recorded a Deferred Pepsi incentive funds liability on the Consolidated Balance Sheets of $443,798.

The revenues and expenses related to Hurricane Media, LLC are not included in the Consolidated Statements of Operations and Changes in Members’ Deficit, but are instead reflected in the marketing fund receivable in the Consolidated Balance Sheets.

Advertising

The Company incurs advertising costs for the selling of franchises, which are included in selling, general, and administrative expense on the Consolidated Statements of Operations and Changes in Members’ Deficit, and are expensed as incurred. Advertising expense was approximately $75,000 and $160,000 for 2017 and 2016, respectively.

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Hurricane AMT, LLC, with the consent of its members, has elected to be formed as a limited liability company. Hurricane AMT, LLC has also elected to be treated as a partnership for federal and state income tax purposes. Hurricane Media, LLC, with the consent of its member, has elected to be formed as a limited liability company and is considered a disregarded entity for federal and state income tax purposes.

In lieu of paying taxes at the Company’s level, the earnings and losses are included in the tax returns of the members. Therefore, no provision or liability for federal or state income taxes has been included in the consolidated financial statements.

The Company accounts for uncertainty in income taxes using the provisions of Financial Accounting Standards Board (FASB) ASC 740, Income Taxes. Using that guidance, tax positions initially need to be recognized in the consolidated financial statements when it is more-likely-than-not the positions will be sustained upon examination by the tax authorities. A recognized tax position is then measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement.

For 2017 and 2016, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the consolidated financial statements. Additionally, the Company did not incur any interest and penalties related to income taxes.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. The Company places its temporary cash investments with financial institutions, and during 2017 and 2016, it did not have amounts on deposit in excess of federal insurance limits.

14

Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements

The Company is receiving substantially all of its revenues from a limited number of franchisees, resulting in a significant concentration of revenue sources. As of December 31, 2017 and December 25, 2016, approximately 70% and 72%, respectively, of the franchise stores were located in Florida. As of December 31, 2017 and December 25, 2016, approximately 19% and 16%, respectively, of the franchise stores were located in the state of New York. Consequently, the operations of the Company are affected by fluctuations in the Florida and New York economies and by state and federal regulatory environments.

As of December 31, 2017 and December 25, 2016, no individual franchisees accounted for a significant concentration of franchisee receivables.

For 2017 and 2016, one individual franchisee accounted for approximately 21%, and 14%, respectively, of revenues.

Fair Value Measurement and Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and equivalents, restricted cash, accounts receivable and accounts payable, other receivables, note receivable – member, due to and due from related parties, and notes payable and related party notes payable. The carrying amounts of cash and equivalents, restricted cash, accounts receivable and accounts payable, other receivables, note receivable – member and due to and due from related parties approximate their fair values due to their short maturities. The carrying amount of the Company’s notes payable and related party notes payable approximates fair value due to the interest rates approximating interest rates of debt with similar risk.

The FASB ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.
●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 inputs to the valuation methodology us one or more unobservable inputs which are significant to the fair value measurement.

As of December 31, 2017 and December 25, 2016, respectively, the Company did not have any assets and liabilities required to be presented on the consolidated balance sheets at fair value.

Recently Issued Accounting Pronouncements

In November 2016, the FASB issued Accounting Standards Update (ASU) 2016-18, Statement of Cash Flow (Sub Topic 230-10), Presentation of Restricted Cash in the Statement of Cash Flow (ASU 2016-18). ASU 2016-18 amends Sub Topic 230-10 to clarify the presentation of restricted cash in the Statement of Cash Flows. The amendments require that a Statement of Cash Flows explain the change during the period in restricted cash and restricted cash equivalents, in addition to changes in cash and cash equivalents. This standard is effective for fiscal years beginning after December 15, 2017 for public companies and after December 15, 2018 for private companies, with early adoption permitted. The Company is evaluating this standard, including the timing of adoption, and the impact on the Company’s consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which is a comprehensive new revenue recognition standard that will supersede existing revenue recognition guidance. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. FASB issued ASU 2015-14 that deferred the effective date until annual periods beginning after December 15, 2017 for public companies and after December 15, 2018 for private companies. Earlier adoption is permitted subject to certain limitations. The amendments in this update are required to be applied retrospectively to each prior reporting period presented or with the cumulative effect being recognized at the date of initial application. Management is currently evaluating the impact of this ASU on its consolidated financial statements.

In March 2016, the FASB issued ASU 2016-04, Liabilities - Extinguishment of Liabilities (Sub Topic 405-20), “Recognition of Breakage for Certain prepaid Stored-Value Products” (ASU 2016-04). ASU 2016-04 amends Sub Topic 405-20 to exempt prepaid stored-value products (gift cards) from the guidance on extinguishing financial liabilities. Rather, they will be subject to breakage accounting consistent with the new revenue standard in Topic 606 (discussed above). The exemption only applies to breakage of liabilities that are not subject to unclaimed property laws or that are attached to segregated bank accounts, for instance consumer debit cards. This standard is effective for fiscal years beginning after December 15, 2017 for public companies and after December 15, 2018 for private companies, with early adoption permitted. The Company is evaluating this standard, including the timing of adoption, and the impact on the Company’s consolidated financial statements.

15

Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements

In February 2016, the FASB issued ASU 2016-02, Leases. The new standard establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheets for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for private companies for fiscal years beginning after December 15, 2018 for public companies and after December 15, 2019 for private companies, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available.

Additionally, in July 2018, the FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases and ASU 2018-11, Leases, Targeted Improvements. The amendments in these updates provide additional clarification and implementation guidance on certain aspects of ASU 2016-02 and have the same effective and transition requirements as ASU 2016-02. Specifically, ASU 2018-11 creates an additional transition method option allowing entities to record a cumulative effect adjustment to opening retained earnings in the year of adoption. The Company is currently analyzing the impact of the pending adoption of this new standard on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurements (Topic 820) – Disclosure Framework – Changes to the Disclosure Requirement for Fair Value Measurement, which modifies the disclosure requirements on fair value measurements. The amendments are effective for all entities for fiscal years beginning after December 15, 2019. The Company is evaluating this standard and the impact on the Company’s consolidated financial statements.

Management reviewed all other significant newly issued accounting pronouncements and concluded that they are either not applicable to the Company’s business or that no material effect is expected on the consolidated financial statements as a result of future adoption.

Reclassifications

Certain amounts previously reported have been reclassified to conform to the current year presentation.

2. Intangible Assets

Franchise Agreements

The Company acquired existing franchise agreements as part of the acquisition of the Company in 2008. The fair value of the franchise fees was estimated considering the present value of anticipated fees for each individual agreement. Amortization of these fees is recorded monthly on a straight-line basis, based on the average lives of the franchise agreements acquired, which was determined to be 15 years.

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Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements

Franchise System

In connection with the acquisition of the Company in 2008, the Company acquired the franchise system, with an assigned value of $43,279, which has an indefinite life and is therefore not amortized.

Non-Compete Agreement

Upon signing a franchise agreement, a franchisee also simultaneously enters into a non-compete agreement. Upon acquisition of the Company in 2008, the Company acquired the non-compete agreements with current franchisees. The non-compete agreement was assigned a $92,617 value based on the estimated fair value considering similar agreements and is being amortized on a straight-line basis over 15 years.

Area Development and Area Director Agreements

From time to time, the Company acquires territories from area directors. On certain territories acquired, the Company acquires the territory through the issuance of a note payable (see Note 4).

Area development and area director agreements, along with debt issued at the time of acquisition related to the agreements, consisted of the following as of:

Development Area	Estimated Life	December 31, 2017	December 25, 2016	Note Payable Issued

West Palm Beach, FL	20 years	$104,000	$103,962	$-
Eastern Florida	20 years	650,000	650,000	-
Wellington Mall	15 years	250,000	250,000	250,000
NE, IA, MO, KS, IL	20 years	30,000	30,000	30,000
NY, CT	10 years	1,500,000	1,500,000	1,500,000
NC, SC, TN	10 years	-	108,000	108,000
AL, FL, GA, Puerto Rico	5 years	997,999	998,000	1,100,000
PA	5 years	25,000	25,000	-
AL, FL, GA	2 years	150,000	-	-

		$3,706,999	$3,664,962	$2,988,000

These area development and area director agreements are amortized on a straight-line basis over the remaining term of existing franchise agreements at acquisition.

During 2017, the Company determined the carrying amount was unrecoverable in regards to a certain area development and area director agreements acquired due to the stores closing during 2017 and, as a result, the Company recognized an impairment of the entire remaining unamortized intangible balance for $93,600, which is included in the accompanying Consolidated Statements of Operations and Changes in Members’ Deficit.

17

Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements

Intangible assets consisted of the following as of:

	Useful Life (years)	December 31, 2017	December 25, 2016

Intangible assets subject to amortization
Area development and area director agreements	5-20	$3,706,999	$3,664,962
Franchise agreements	15	458,829	458,829
Non-compete agreement	15	92,617	92,617

		4,258,445	4,216,408
Less accumulated amortization		1,635,883	1,196,037

		2,622,841	3,020,371

Intangible assets not subject to amortization
Franchise system		43,279	43,279

		$2,665,841	$3,063,650

Amortization expense was $455,071 and $463,746 for 2017 and 2016, respectively.

Estimated amortization expense of intangible assets with definite lives for each of the five years subsequent to December 31, 2017 and thereafter is as follows:

2018	$523,871
2019	446,371
2020	429,738
2021	241,563
2022	241,563
Thereafter	739,735

$2,622,841

3. Line of Credit

The Company had a revolving line of credit with a bank that allowed for borrowings up to $300,000. The line of credit agreement matured on January 28, 2016. Interest was at the bank’s prime rate plus 1.0%, with a floor of 4.25% and the line was collateralized by substantially all of the assets of the Company. In 2016, the line of credit was paid in full with the proceeds from a term loan with Seacoast Bank (see Note 4).

18

Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements

4. Notes Payable

Notes payable, net of financing costs consisted of the following as of:

	December 31, 2017	December 25, 2016
Long Term Debt

Unsecured $1,100,000 note payable to a former developer (see Note 2) requiring 36 monthly payments of $21,176 with a balloon payment due at maturity, including interest of 8%, and maturing on January 1, 2020. During 2017, the note was amended to increase the interest rate from 6% to 8% and to extend the maturity date from January 2018 to January 2020.	$642,299	$859,798

Unsecured $920,000 note payable to a former developer (see Note 2) requiring 60 monthly payments of $18,654 including interest of 8%, and maturing on December 18, 2019.	450,030	595,292

Note payable to Seacoast Bank for $298,000 with 60 monthly payments of $5,565 including principal and fixed interest of 4.56%. The note matures on April 27, 2021. The proceeds from the note payable were used to pay off the line of credit (see Note 3).	206,133	266,629

Unsecured $230,000 note payable to a former developer (see Note 2) requiring 33 monthly payments of $3,532 including interest of 6%. During 2017, the note was renegotiated to decrease the interest rate from 8% to 6% and to extend the maturity date from December 2019 to October 2020.	109,823	148,823

Note payable to Seacoast Bank for $400,000 repaid in 2017.	-	23,579

Unsecured $150,000 note payable to a former developer requiring monthly payments of $5,000 including interest of 11.54%, and maturing on May 1, 2018.	24,378	78,071

Unsecured $108,000 note payable to a former developer (see Note 2) requiring monthly payments of $1,362, and including interest at 6%, and maturing on July 1, 2020.	55,841	68,037

Unsecured insurance financing with principal and interest payable monthly, including interest of 4.69%, maturing in April 2017. In April 2017, a new unsecured note was signed that financed insurance premiums for the 2017-2018 plan year (see Note 9).	5,957	5,278

19

Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements

	December 31, 2017	December 25, 2016
Long Term Debt (con’t)

Unsecured $25,000 note payable with a former employee, payable in monthly interest-only payments at 12% commencing March 15, 2011. The note was originally due in full on December 15, 2012 and was extended to April 15, 2019. The note was amended in 2016 and the Company borrowed an additional $15,000.	40,000	40,000

Unsecured $17,200 note payable to a former developer (see Note 2), repaid in 2017.	-	2,676

Unsecured note payable to a former franchisee related to legal settlement (see Note 8) for $50,000 with a 0.0% interest rate, monthly payments at $4,167 over 12 months with a final payment in October 2018.	41,667	-

Note payable to a third party related to a legal settlement for $279,323 requiring monthly payments of $5,400 including interest of 6%, and maturing on October 1, 2022, collateralized by certain assets under the franchise agreement. Prepayment penalties may be charged.	270,813	-

Unsecured note payable to Franchise Credit, LLC related to its guarantee obligation (see Note 8) for $350,000 with a 7.5% interest rate, monthly payments of principal and interest at $7,013 and maturing on December 15, 2022.	350,000	-

Assumed equipment lease payable to Hammi Bank related to the Casual Dining Venture agreement (see Note 8) for $175,753 requiring monthly lease payments of $4,973 through November 2020, collateralized by underlying equipment.	150,526	-

Subtotal – Long Term Debt	2,347,467	2,088,183

Related Party Notes Payable

Unsecured notes payable to a certain member consisting of multiple notes for a total $494,167 with fixed interest rates ranging from 10% to 12% and with balloon principal repayments on June 30, 2019.	417,203	399,988

Unsecured notes payable to a certain member consisting of multiple notes for a total $338,000 with fixed interest rates at 12% and with balloon principal repayments on June 30, 2019.	338,000	75,000

20

Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements

	December 31, 2017	December 25, 2016
Related Party Notes Payable (con’t)

Unsecured notes payable to a certain member consisting of multiple notes for a total $506,833 with fixed interest rates ranging from 10% to 12% and with balloon principal repayments on June 30, 2019.	429,869	324,988

Unsecured notes payable to affiliated company for $376,768 repaid in 2017.	-	376,768

Subtotal – Related Party Debt	1,185,072	1,176,743

Total notes payable	3,532,539	3,264,926
Less current portion	845,807	937,075

Total long term notes payable, net of current portion	2,686,732	2,327,851
Less deferred financing fees	-	999

Total long term notes payable, net of current portion and deferred financing fees	$2,686,732	$2,326,853

Financing fees related to notes payable are amortized over the term of the note payable agreement using the straight-line method, which approximates the interest method, and are recorded as a component of interest expense. The amortization period is based on the length of the related notes payable.

The aggregate principal maturities of notes payables, for each of the remaining years subsequent to December 31, 2017 are as follows:

Year ending

2018	$845,807
2019	1,913,403
2020	481,353
2021	156,449
2022	135,527

$3,532,539

In conjunction with the sale of the Company to FAT Brands, all notes payable were paid off in full.

21

Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements

5. Members’ Deficit

The Company is managed by a designated member. Subject to certain limitations, the designated member has sole and exclusive right to conduct, supervise, and manage the business and affairs of the Company and to take all actions necessary or appropriate to conduct the Company’s business. The Company has Class A and Class B units. Class A units hold all voting rights and have priority over Class B units for distributions.

Distributions from net cash flows and cash proceeds from sales or refinancings shall be made in accordance with operating agreement.

During 2017 and 2016, there were no contributions to the Company.

Options Granted

Pursuant to the Grant of Options dated April 23, 2015 by and between the Company and Greenstalk Capital LLC (Greenstalk), Greenstalk has received the option to purchase membership interests of the Company in connection with the formation of new franchised restaurants and upon the terms set forth in the Grant of Options. As of December 31, 2017, the Company has granted two options under the Grant of Options, as represented by that certain Acknowledgment of Option dated April 23, 2015 by the Company and accepted by Greenstalk; and that certain Acknowledgment of Option dated June 23, 2015 by the Company and accepted by Greenstalk. Each such Acknowledgment of Option grants to Greenstalk an option to purchase 0.1667% of the membership interests of the Company, totaling options to purchase 0.3334% of the membership interests of the Company as of the date hereof. The Company determined the fair value of the options granted on grant date was nominal; therefore, no expense has been recognized.

In May 2017, in conjunction with the acquisition from CDV related to the Boynton Beach location, CDV was granted purchase options for membership interests as part of the acquisition transaction (see Note 8). These options would be transferred from certain members of the Company instead of being newly issued by the Company. The First Option gives the right to purchase up to a 2% interest from a specific member for $100 per 1%. The Second Option gives the right to purchase another 1% interest from two other members for $120,000. The option agreement terminates upon the sale of the Company or at May 16, 2022, if earlier. Upon the sale of the Company, the option agreement gives CDV preferential rights over cash distributions. The Company determined the fair value of the options granted on grant date under the First Option had a fair value of approximately $57,000 each (total of $114,000), and was recognized as a component of the settlement expense (see Note 8). The Company determined the fair value of the options granted on grant date under the Second Option was nominal; therefore, no expense has been recognized.

6. Membership Award

In December 2013, the Company approved and implemented a restricted membership interest plan (the Plan) which provides for the issuance of Class A membership interests to key eligible employees. The Company has authorized issuance of up to 8% of the aggregate percentage interest of the members as Class A interests. Class A membership interests have no voting rights, are not required to make capital contributions and are subject to dilution except under certain events specified in the Company’s operating agreement. The membership interests vest over a five year period and are subject to forfeiture if the recipient ceases to be employed by the Company prior to becoming fully vested. Vesting will accelerate under certain conditions including a sale by the more than 50% of the aggregate percentage interest of Class A interests or liquidation of the Company resulting in distributions to Class A members. Pursuant to the Plan, the Company is required to redeem the vested, Class A membership interest if the recipient ceases their employment with the Company. The redemption value is calculated based on a formula provided in the Plan. The awards are granted at the discretion of the Class A members.

22

Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements

In December 2013, there were three participants added to the Plan, representing 3 units or approximately a 3% aggregate interest in the Company, as defined in the Plan. In 2015, two members ceased employment with the Company. One departing member’s vested shares were redeemed for $15,000, and the other departing member took possession of his 0.4% interest. In 2016, the remaining member ceased full-time employment with the Company and entered into a consulting agreement with the Company, retaining his 1.0% interest and acquiring the option to buy up to an additional 2.0% interest at the set price of $120,000 per 1%. The Company determined the fair value of the restricted memberships interests granted on grant date was nominal; therefore, no expense has been recognized.

7. Related Party Transactions

The Company provides or is provided certain employees and services with an affiliate, for which the Company charges or is charged the allocable share of the costs incurred. In addition, the Company provides health insurance coverage to its employees through a plan owned by the same affiliate. Total costs incurred by the Company from the affiliate, net of amounts charged to the affiliate, amounted to approximately $524,000 and $349,000, for 2017 and 2016, respectively. At December 31, 2017 and December 25, 2016, amounts due to the affiliate for these costs and other advances were $1,597,802 and $763,471, respectively. The advances are non-interest bearing, due on demand, and are expected to be paid during 2018. These advances comprise the Due to Related Parties on the Consolidated Balance Sheets.

At December 31, 2017 and December 25, 2016, a related party is a franchisee of the Company. At December 31, 2017 and December 25, 2016, the related party owed the Company $1,339,871 and $610,636, respectively, for expenses paid by the Company on behalf of the related party, including the purchase of furniture and payroll expenses. The advances are non-interest bearing and due on demand. The Company recognized royalties for these stores of $409,065 and $499,638 for 2017 and 2016, respectively. The Marketing Fund received advertising fees from these stores of $214,453 and $213,196 for 2017 and 2016, respectively.

The Company has notes payable to members for $1,185,072 and $799,975 as of December 31, 2017 and December 25, 2016, respectively (see Note 4).

In 2016, the Company transferred property and equipment of $27,821 and a note payable of $21,859 to a related party.

In 2016, the Company entered into a consulting agreement with a member (see Note 6). The member received compensation from the consulting agreement totaling $60,000 and $90,000 for the years ended December 31, 2017 and December 25, 2016, respectively. In 2018, this consulting agreement was terminated, and the said member became an employee of the Company.

23

Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements

On December 30, 2012, the Company issued a member note receivable for $162,236. The note receivable accrued interest on the unpaid principal balance at a rate of 6.0% and was due in full on December 29, 2013. The note was refinanced during 2013, to include unpaid interest, for a total principal balance of $171,944 plus a rate of 6.0% interest due in full on December 28, 2014. The note was refinanced during 2014, to include unpaid interest, for a total principal balance of $182,232 plus a rate of 6.0% interest due in full on December 27, 2015. The note was refinanced during 2015, for a total principal balance of $182,232 at 0.0% interest due in full on December 25, 2016. In 2017, the Company reclassified the note receivable to members’ deficit, as it was determined that the note receivable was not collectible.

8. Commitments and Contingencies

Operating Lease Obligations

The Company sub-leases its office space from a related party and various office equipment under operating lease agreements that expire on various dates through 2028. The office space lease generally requires the related party to pay property taxes, insurance, maintenance and other operating costs of the property. These costs and the lease are divided proportionately through the sub-lease. The Company leased a storage unit on a month to month basis for 2017 and 2016. The Company also sub-leased the Boynton Beach store from a related party on a month to month basis during 2017.

The following is a schedule of future minimum rental payments required under operating leases with lease terms in excess of one year for the years ending:

2018	$65,738
2019	68,039
2020	70,421
2021	72,885
2022	75,436
Thereafter	418,683

$771,202

Rent expense during 2017 and 2016 was $89,842 and $78,039, respectively, and is included in Selling, general, and administrative expenses and Restaurant operating expenses on the Consolidated Statements of Operations and Changes in Members’ Deficit.

Restaurants Under Development

At December 31, 2017 and December 25, 2016, the Company had 14 and 42 franchise agreements, respectively, for new restaurants that are being developed and have not yet opened.

Contingencies

From time to time the Company is subject to lawsuits and other charges from franchisees and employees, which are typical within the industry. In the opinion of management, any remaining open matters will not have a material effect upon the financial position of the Company.

On January 18, 2017, a lawsuit involving a Florida franchisee was filed in Palm Beach County, Florida. The lawsuit, 4 Sands, LLC vs. Hurricane AMT, LLC et al., involves the closing of a formerly company-owned restaurant that was purchased by the plaintiff in May 2015 and alleges that inadequate disclosure was provided to the plaintiff in connection with said purchase. Management believes that the case is without merit and intends to mount a vigorous defense. A discovery meeting on this matter is set for December 2018. Accordingly an estimate of the damages, if any, cannot be determined at this time.

24

Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements

The Company is a co-defendant in various lawsuits involving its guarantee of certain affiliate store leases whereby plaintiff is seeking damages for breach of contract and breach of guarantee. Management believes that these cases are without merit and intends to mount a vigorous defense. Accordingly an estimate of the damages, if any, cannot be determined at this time.

Subsequent to December 31, 2017, the Company noted certain franchisees have threatened to file a lawsuit against the Company seeking damages to the Company’s handling of the franchisees’ media contribution fees. The franchisees have yet to file a lawsuit, but have requested a lump sum payment of $2,100,000, as well as, non-monetary demands, in settlement of these claims. The Company denies any wrongdoing and would vigorously defend this action. Accordingly an estimate of the damages, if any, cannot be determined at this time.

Subsequent to December 31, 2017, T&T Holdings LLC (T&T) has threatened the Company with litigation in the event that the Company sells all or substantially all of its assets to FAT. T&T claims that, pursuant to an agreement dated February 15, 2011, the Company agreed to pay T&T an amount of money designated as “liquidating event compensation” to compensate T&T for franchise development efforts in the event of a sale of substantially all of the Company’s assets before a certain period of time had elapsed. T&T claims that, should the Company consummate its contemplated sale to FAT, the contractually agreed upon formula would require the Company to pay liquidating event compensation in the approximate amount of $750,000. The Company agrees that liquidating event compensation would be due, but alleges that the compensation would be approximately $254,000. Such amount was not accrued for at December 31, 2017 since it was not probable that a sale of the Company was going to take place at December 31, 2017. The parties are currently attempting to negotiate a settlement of this claim. If settlement fails, it is currently not possible to estimate what the likelihood of an unfavorable outcome is, as the claim has not yet proceeded to litigation and discovery. The Company intends to vigorously defend the claim. See Area Directors commitment below.

Subsequent to December 31, 2017, the Company has received a demand letter dated June 27, 2018 on behalf of Hurricane Wings Bradenton Investor, LLC, Hurricane Wings International Drive Investor, LLC, and Proteggere, LLC, as assignee of Greenstalk Capital, LLC (collectively, the “Greenstalk Entities”). The Greenstalk Entities allege breaches of franchise law, certain franchisee side letter agreements, and that certain Grant of Options dated April 23, 2015. The Greenstalk Entities have requested a lump sum payment of $1,424,526 in settlement of these claims. The parties have schedule a pre-suit mediation for this matter. If settlement fails, it is currently not possible to estimate what the likelihood of an unfavorable outcome is, as the claim has not yet proceeded to litigation and discovery. The Company intends to vigorously defend the claim.

Area Directors

In February 2011, the Company entered into an agreement (the “T&T Agreement”) that, among other things, grants certain area directors an option to acquire an ownership interest in the Company after the Company achieves a certain number of opened restaurants within specified territories, as defined in the agreement. The options are exercisable through December 31, 2019. If the options are not exercised by the exercisable date, then the interests will be issued as of January 1, 2020. If the specified number of restaurants is not opened by the exercisable date, the interests issued will be reduced pro-rata based on the number of restaurants opened and operating as of December 31, 2019.

25

Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements

If prior to the issuance of the interest, all or a portion of the Company’s membership interests or substantially all of the Company’s assets are sold to, or a binding agreement shall be entered into for the sale of all or a portion of the Company’s membership interests or substantially all of the Company’s assets to an unrelated third party, then T&T shall be entitled to compensation as defined. Compensation shall be on same terms and of the same type as received by the Company and its members. In the case of a partial sale, T&T shall receive compensation multiplied by the percentage of the Company’s ownership sold, and T&T shall also receive 5% of the remaining membership’s interests owned by the then-existing members, after giving effect to the issuance or transfer of such interests.

See further discussion in the “Contingencies” section in Note 8.

Lease Guarantees

In connection with the opening of restaurants owned by affiliated companies, the Company has guaranteed real estate leases as follows:

As of December 31, 2017, the Company had an outstanding guarantee related to the lease of an affiliated entity, which subleases the property (Lake Worth) to a third party franchisee of the Company. The Company’s maximum exposure to loss is limited to $100,000 as of December 31, 2017. The guarantee expires in 2021.

As of December 31, 2017, the Company had an outstanding guarantee related to the lease of an affiliated entity, which sub-leases the operations of a restaurant (Mission Bay) as a franchisee of the Company (see Note 7). The Company’s maximum exposure to loss is limited to one year’s payments under the lease which approximates $177,000 as of December 31, 2017. The guarantee expires in 2019. Subsequent to December 31, 2017, the sub-lessee of the affiliate abandoned the property for which five months of rent payments are currently owed. The Company notes the affiliated entity has the financial wherewithal and intention to fulfill its obligation, if any.

As of December 31, 2017, the Company had an outstanding guarantee related to the lease of an affiliated entity, which operates a restaurant (Jupiter) as a franchisee of the Company (see Note 7). The Company’s maximum exposure to loss is limited to one year’s payment under the lease which approximates $146,000 as of December 31, 2017. The guarantee expires in 2023.

As of December 31, 2017, the Company had an outstanding guarantee related to the lease of a restaurant property (Pembroke Pines), which was previously operated by an affiliated entity as a franchisee of the Company (see Note 7). During 2015, the restaurant was sold to an unaffiliated party, which operated the restaurant until September 2017. In December 2017, the restaurant was sold to another unaffiliated party. As part of that sale, the Company was required to make an $11,713 contribution towards December 2017 rent. During 2018, the new tenant has made certain rent payments and currently owes approximately $73,000 in rent payments. The Company has continued to be a guarantor throughout these transfers and presently remains a guarantor under the lease. Its maximum exposure to loss is limited to one years’ payments amounting to approximately $197,000 as of December 31, 2017, plus any unpaid rent. The guarantee expires in 2021. In May 2018, the landlord filed suit for damages under the lease. This case is still in the discovery stage, and, it is currently not possible to estimate the damages in the event of an unfavorable outcome.

26

Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements

As of December 31, 2017, the Company had an outstanding guarantee related to the lease of an affiliated entity, which operates a restaurant (Orlando) as a franchisee of the Company (see Note 7). The Company’s maximum exposure to loss is limited to one year’s payment under the lease amounting to approximately $187,000 as of December 31, 2017. The guarantee expires in 2024.

As of December 31, 2017, the Company had an outstanding guarantee related to the lease of an affiliated entity, which operated a restaurant (Bradenton) as a franchisee of the Company (see Note 7). The Company’s maximum exposure to loss was limited to one year’s payment under the lease plus the unamortized portion of the tenant improvement allowance amounting to approximately $104,000 as of December 31, 2017. In June 2018, the lease agreement was terminated and the Company no longer has an outstanding guarantee.

As of December 31, 2017, the Company has an outstanding guarantee related to the lease of an affiliate entity, which operated a restaurant (Boynton Beach). The Company’s maximum exposure to loss is limited to two years’ payments under the lease amounting to approximately $264,000 as of December 31, 2017. After the two years, the guarantee will become limited to a rolling six month guarantee for an additional two years. The guarantee expires in 2023.

As of December 31, 2017, the Company had an outstanding guarantee related to the lease of an affiliated entity, which operated a restaurant (BTW Imperial Point) as a franchisee of the Company (see Note 7). The Company’s maximum exposure to loss was limited to one year’s payment under the lease as of December 31, 2017. In January 2018, the lease agreement was terminated and the Company no longer has an outstanding guarantee. In conjunction with the lease termination, the affiliate and guarantors agreed to an accelerated amount of $131,448 which was advanced to the affiliate by the Company in January 2018 and recorded as a due from related party on the consolidated balance sheet.

As of December 31, 2017, the Company had an outstanding guarantee related to the lease for property in Redington Beach, FL, which will tentatively be used as a restaurant operated by an affiliate. The affiliate has not yet taken possession of the premises, pending completion of work by the landlord. The possession date shall be no later than November 28, 2018, and rent commencement starts 90 days thereafter. The Company’s guarantee is limited to six month’s rent and common area charges, which are estimated at $64,000 in total.

Lender Guarantee

On October 10, 2012, the Company entered into an Ultimate Net Loss Agreement (the “UNL Agreement”) with Franchise Credit, LLC (formerly known as Mount Pleasant Capital, LLC) (“Lender”). The Lender will provide financing of up to $5,000,000 to the Company’s franchisees which meet certain minimum financial requirements as defined in the Agreement. The Company will provide a limited guaranty of 5% of the aggregate principal balance outstanding on guaranteed loans funded by the Lender. In no event, however, shall the guarantee amount ever be less than $350,000 until such time as 5% of the aggregate principal balance, for all guaranteed loans exceeds $350,000 at which time the Lender and Company will reevaluate the terms of the Agreement.

27

Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements

In December 2017, the Company entered into a Repayment and Release Agreement (RRA) as a result of fulfilling its guarantee obligation due to two franchisee loans defaulting which were guaranteed by the Company under the UNL Agreement. As part of the RRA, the Company entered a note payable with the Lender for $350,000 (see Note 4). The Company’s guaranty remains in full force until such time as the note payable is paid full. Should the Company fail to make a monthly payment and not cure such payment within seven business days, the RRA shall terminate immediately and the entire outstanding balance and all accrued interest thereon shall be due on demand. In the event of a change in control event (as defined), the entire outstanding balance and all accrued interest thereon shall be due on demand within three business days of the change in control.

Operating Guarantee

In November 2015, the Company entered into an informal operating guarantee agreement with Casual Dining Ventures and its affiliates (CDV) to cover cash losses up to a certain threshold not to exceed $125,000 in 2016 and $100,000 in 2017 for three franchised restaurants. Two of the restaurants were jointly-owned by CDV and HWM (Jupiter and Sunrise), and the third restaurant was fully-owned by CDV (Boynton Beach). The Company’s exposure to loss began in 2016, and expired during 2017. All amounts advanced were subject to repayment, including an 8% interest rate, from future cash flows from the three restaurants. Total funds advanced to CDV under the guarantee amounted to $113,169 during 2016 for an aggregate receivable balance of $260,000 as of December 25, 2016 which had been recorded as a component of due from related parties.

On May 15, 2017, the Company reached an agreement with CDV whereby CDV would give up its 50% interest in the two jointly owned restaurants (Jupiter and Sunrise) to HWM and its fully-owned interest in the third restaurant (Boynton Beach) to the Company in exchange for HWM and the Company taking all existing assets and assuming all existing liabilities in separate agreements for each store.

After the transaction, Jupiter and Sunrise were fully-owned and operated by HWM and Boynton Beach was fully owned by HAMT. The advances made by HAMT to CDV for Sunrise and Jupiter were assumed by HWM as part of the agreement. The advances made by HAMT to CDV for Boynton Beach were written off against bad debt expense in the amount of $154,337 in conjunction with the agreement.

As a result of the Company’s agreement with CDV to terminate the Boynton Beach franchise agreement, the Company agreed to acquire all assets and assume all obligations of the Boynton Beach store location owned by CDV and provide CDV with options to purchase membership interests in the Company (see Note 5). The Company operated the Boynton Beach store location from May 15, 2017 to June 24, 2017 at which time it was closed for renovation and has not yet opened. The fair value of the assets acquired were nominal due to the planned store renovation and the liabilities primarily assumed included an equipment note payable of approximately $176,000 and payables to HWM entities of approximately $103,000. The Company recognized a settlement expense equal to the net liabilities assumed and fair value of options provided to CDV related to the termination of the franchise agreement of $308,212 which has been included in selling, general, and administrative expenses on the Statement of Operations and Changes in Members’ Deficit for the year ended December 31, 2017. Subsequent to December 31, 2017, the Company entered into an assignment and assumption agreement with HWM whereas all assets and liabilities of the Boynton Beach store have been assigned and assumed by HWM resulting in HAMT no longer owning or operating the Boynton Beach store.

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Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements

9. Subsequent Events

The Company has evaluated events and transactions that occurred between December 31, 2017 and September 18, 2018, which is the date that the consolidated financial statements were available to be issued. The Company is not aware of any subsequent events which would require recognition or disclosure in the consolidated financial statements, except as follows:

Franchise Activity

The following restaurant openings occurred after December 31, 2017:

●	February 2018 – one BTW in Gainesville, FL
●	March 2018 – one HGW in Pembroke Pines, FL
●	April 2018 – two HGW in Woodland Park, NJ and Hagerstown, MD
●	June 2018 – one BTW in West Palm Beach, FL

The following restaurant closings occurred after December 31, 2017:

●	January 2018 – one HGW in Sunrise, FL
●	April 2018 – two HGW restaurants in Jacksonville, FL and Boca Raton, FL
●	July 2018 – one HGW restaurant in Patchogue, NY

Purchase of the Company by FAT Brands, Inc.

See discussion in Note 1.

Subsequent Financing Arrangements

●	On January 4, 2018, the Company borrowed a total of $100,000 for working capital purposes from its members. This debt accrues interest at 12% and is currently payable upon demand.
●	On February 15, 2018, the Company borrowed $50,000 from a non-bank lender to finance certain computer software. The note calls for monthly payments of $4,303 for 12 months and matures in February 2019.
●	On May 15, 2018, the Company borrowed $22,470 from an equipment supplier to finance the purchase of equipment in an affiliate-owned restaurant. The note calls for monthly payments of $2,500 and matures in March 2019.
●	On May 30, 2018, the Company signed an unsecured note for $25,751 with a non-bank lender to finance insurance premiums for the 2018-2019 plan year. The note calls for monthly payments of $2,683 for 10 months and matures in April 2019.
●	In March 2018, the Company entered into a line of credit arrangement for $1,500,000 with two of its members. All advances must be approved by these members in order to initiate funding. Amounts advanced under this facility are subject to a 6% interest rate, paid monthly and is payable in full at maturity, being September 30, 2019. Through September 18, 2018, there had been $996,234 in advances that were used for debt service, advances to affiliated companies for legal and construction expenditures and general working capital purposes.

All subsequent financing arrangements were paid in full in conjunction with the purchase by FAT Brands (see Note 1).

Resolution of Legal Dispute

●	On June 15, 2018, the Company reached an agreement with a former Area Director whereby a $150,000 termination fee that was accrued at December 31, 2017, was settled for a $150,000 note payable. The note carries at 6.00% interest rate, calls for monthly payments of $4,541 for 36 months, matures in May 2021 and is secured by future royalty fees generated by any franchised restaurant in Georgia and certain counties in Florida and Alabama. This note was paid in full in conjunction with the purchase of the Company by Fat Brands (see Note 1).

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